Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM COMPLETES ITS ACQUISITION OF SLEEPY’S

—  Combined Company Operates Nearly 3,500 Retail Stores and 80 Distribution Centers Across 48 States  —

—  Anticipates EPS Accretion in Fiscal 2017, Increasing to High-single Digit EPS Accretion in Fiscal 2018  —

—  Continues to Expect Annual Synergies of Approximately $40 million by Fiscal 2018  —

HOUSTON, February 5, 2016 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), the nation’s largest specialty mattress retailer, today announced the completion of its acquisition of all of the outstanding equity interests in HMK Mattress Holdings LLC, the holding company of Sleepy’s and related entities, for an aggregate purchase price of $780 million, subject to working capital and other customary adjustments. Sleepy’s is the nation’s second largest specialty mattress retailer, with over 1,050 stores in 17 states in the Northeast, New England, the Mid-Atlantic and Illinois.

The Company expects to generate annual synergies of approximately $40 million by Fiscal 2018. In addition, the Company expects to receive future cash income tax benefits totaling over $11 million annually for more than 10 years from the deductible tax basis goodwill generated from the transaction and from the carryover tax basis of other assets, both subject to the Company’s ability to generate future taxable income.

The Company also announced today that it entered into an amended $865 million senior secured credit facility with Barclays Bank PLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities LLC, as joint bookrunning managers and joint lead arrangers. The senior secured credit facility is comprised of (i) an amended asset based revolver of $200 million that includes a sublimit for letters of credit and swingline loans, subject to certain conditions and limits, and (ii) an incremental term loan borrowing of $665 million. The amended asset based revolver will mature on the fifth anniversary of closing, and the incremental term loan will mature along with the Company’s existing term B loan in October 2021.

The Company also closed today on the rollover and sale of an aggregate $63 million of new shares of Mattress Firm common stock, at a price of $35.75 per share.  Approximately $38 million of the common stock represented the rollover of equity interests owned by entities associated with Calera Capital Partners and by Adam Blank, president of Sleepy’s.  Additionally, entities associated with J.W. Childs Associates purchased $20 million and Steve Stagner, chief executive officer, purchased $5 million of new shares of Mattress Firm common stock.

“We are excited about the opportunities our combined company will offer our customers, employees, business partners, vendors and shareholders, as the first truly border-to-border and coast-to-coast, multi-brand mattress specialty retailer,” stated Steve Stagner, Mattress Firm’s chief executive officer. “This transformational acquisition expands our footprint into major markets in the Northeast and Mid-Atlantic. With pro forma sales of over $3.6 billion through approximately 3,500 retail locations in 48 states, our combined company will be able to further benefit from national scale in key areas including distribution, customer delivery, advertising, sourcing and procurement, and operating expenses.”

Also effective today, Adam Blank, previously Sleepy’s chief operating officer and general counsel, will become president of Sleepy’s. In his expanded role Adam will report directly to Steve Stagner and support the continued growth of Sleepy’s, as well as the evaluation and integration of best practices across the combined company.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

Compelling Strategic Rationale

•                  Creates the nation’s first border-to-border, coast-to-coast specialty bedding retailer

•                  Approximately 3,500 stores across 48 states with 80 distribution centers

•                  Pro forma sales of over $3.6 billion over the last twelve months

•                  Allows Mattress Firm to leverage the benefits of national scale

•                  Nationwide distribution and delivery

•                  National advertising

•                  Sourcing, procurement and contract scale efficiencies

•                  Exclusive partnership opportunities

•                  Operating expense leverage

•                  Attractive store base and strong leadership team with unmatched experience operating in the Northeast and Mid-Atlantic markets

•                  Over 1,050 stores with strong penetration in difficult to enter markets in the Northeast and Mid-Atlantic, which would take time to enter organically and reach scale

•                  Expected to generate significant synergy opportunities

•                  Approximately $40 million of identifiable cost synergies by Fiscal 2018

•                  Cost efficiencies in distribution and logistics, advertising, sourcing and procurement, professional services, and operating expenses, as well as additional revenue potential

•                  Anticipated to be earnings accretive and enhance free cash flow generation over time

•                  Expects mid-single digit EPS dilution in Fiscal 2016, becoming EPS accretive in Fiscal 2017 and growing to high-single digit EPS accretion by Fiscal 2018, excluding one-time costs

•                  The combined company anticipates it can generate significant free cash flow, which can be used primarily to pay down debt and/or undertake future organic growth or potential acquisitions

The Company intends to provide fiscal 2016 guidance for the combined company when it releases fourth quarter and full year fiscal 2015 earnings in late-March.

Barclays acted as exclusive financial advisor to Mattress Firm and provided a fairness opinion to the Company. Norton Rose Fulbright LLP acted as legal counsel to Mattress Firm in connection with the transaction. Morgan Stanley & Co. LLC acted as exclusive financial advisor to Sleepy’s. Gibson, Dunn & Crutcher LLP acted as legal counsel to Sleepy’s in connection with the transaction.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue”, or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to any anticipated effects of this acquisition or any other recent acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our primary stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2015 filed with the Securities and Exchange Commission (“SEC”) on April 3, 2015 and our other SEC filings. Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release. Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm Holding Corp.

With more than 2,400 company-operated and franchised stores across 41 states, Mattress Firm Holding Corp. (MFRM) has the largest geographic footprint in the United States among multi-brand mattress retailers. Founded in 1986, Houston-based MFRM is the nation’s leading specialty bedding retailer with over $2.5 billion in sales over the past 12 months. MFRM, through its family of brands, including Mattress Firm and Sleep Train, offers a broad selection of both traditional and specialty mattresses, bedding accessories and other related products from leading manufacturers, including Sealy, Tempur-Pedic, Serta, Simmons, Stearns & Foster, and Hampton & Rhodes. More information is available at www.mattressfirm.com. MFRM’s website is not part of this press release.

About Sleepy’s

Sleepy’s is a privately-owned fourth-generation company with over 1,050 retail locations in 17 states and the District of Columbia, spanning from Maine to South Carolina and available nationally through www.sleepys.com.  Throughout Sleepy’s over 58-year history, the company has remained committed to providing sleep comfort and expertise with its highly trained Mattress Professionals and an extensive selection of top brands, including Tempur-Pedic, Sealy Posturepedic, Simmons Beautyrest, Serta, King Coil, Stearns & Foster and more. Sleepy’s website is not part of this release.

Investor Relations Contact:

Scott McKinney, Vice President of Investor Relations, ir@mfrm.com or 713-328-3417

Media Contact:

Kimberly Wise, kwise@jacksonspalding.com or 214-646-1659

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